EX-35.2
(logo)WELLS FARGO


Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax


Wells Fargo Bank, N.A.


Nomura Home Equity Loan, Inc.
2 World Financial Center
Building B
New York, NY 10281


RE: Annual Statement as to Compliance


The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Master Servicer and/or Securities Administrator under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.


February 25, 2008


/s/ Jacquelyn E Kimball
Jacquelyn E Kimball
Vice President


(page)


(logo)WELLS FARGO


Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax


Wells Fargo Bank, N.A.


Schedule A

List of Servicing Agreement(s) and Series


1 Pooling and Servicing Agreement for Nomura Home Equity Loan, Inc. Asset-Backed Certificates, Series 2007-3, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

2 Pooling and Servicing Agreement for NHEL2006-HE3, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

3 Pooling and Servicing Agreement for NHEL2006-HE1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

4 Pooling and Servicing Agreement for NHEL2006-FM1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

5 Pooling and Servicing Agreement for NHEL2006-WF1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

6 Pooling and Servicing Agreement for NHEL 2006-HE2, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

7 Pooling and Servicing Agreement for NHEL2006-FM2, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

8 Pooling and Servicing Agreement for NHEL2006-AF1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

9 Pooling and Servicing Agreement for Nomura Home Equity Loan, Inc. Asset-Backed Certificates, Series 2007-2, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable